EXHIBIT 5.1

February 17, 2022

Woodward, Inc.

1081 Woodward Way

Fort Collins, Colorado 80524

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the Registration Statement on Form S-8 to be filed by Woodward, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about February 17, 2022 (the “Registration Statement”) for the proposed issuance of up to $15,000,000 of deferred compensation obligations of the Company (the “Obligations”) pursuant to the Woodward Executive Benefit Plan (the “Plan”).

We have examined instruments, documents, and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on such examination, we are of the opinion that the $15,000,000 of Obligations to be issued by the Company pursuant to the Plan after the filing of the Registration Statement are binding obligations of the Company, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI

Professional Corporation